Exhibit 99.1 PRESS RELEASE, DATED AUGUST 10, 2022, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2023

ENERSYS REPORTS FIRST QUARTER FISCAL 2023 RESULTS

•$899 million net sales +10.3% y/y, second highest quarterly revenue and volume
•Thin Plate Pure Lead (TPPL) revenue up 13% y/y
•>$1B record Q1 orders; backlog grew to $1.5B
•Announced closure of Ooltewah plant; ~$8 million annual cost savings
•Opened new expanded Richmond distribution center to increase efficiency and lower lead times
•Board appointed Rudolph Wynter as a director effective August 1, 2022
•Committed to being Scope 1 carbon neutral by 2040 and Scope 2 carbon neutral by 2050

READING, Pa., August 10, 2022 (GLOBE NEWSWIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its first quarter of fiscal 2023, which ended on July 3, 2022.

Key Financial Results and Metrics	First Quarter ended
In millions, except per share amounts	July 3, 2022	July 4, 2021	Change
Net Sales	$899.0	$814.9	10.3%
Diluted EPS (GAAP)	$0.75	$1.01	$(0.26)
Adjusted Diluted EPS (non-GAAP)	$1.15	$1.25	$(0.10)
Operating Earnings (GAAP)	$50.1	$60.9	$(10.8)
Adjusted Operating Earnings (Non-GAAP)(1)	$64.8	$75.1	$(10.3)
EBITDA (Non-GAAP)(2)	$72.0	$85.8	$(13.8)
Adjusted EBITDA (Non-GAAP)(2)	$85.5	$93.6	$(8.1)
Share Repurchases	$22.9	$31.5	$(8.6)
Dividend per share	$0.175	$0.175	$—
Total Capital Returned to Stockholders	$30.0	$38.9	$(8.9)
(1) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP adjusted earnings are provided in tables under the section titled Business Segment Operating Results.

(2) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Message from the CEO

EnerSys had a solid first quarter of fiscal 2023, with revenue of $899 million up 10% year-over-year, the second highest quarterly revenue and volume in our history, even after absorbing ~$30 million of FX headwinds. Demand remained robust across all segments with a third consecutive quarter of over $1 billion of orders (a record for Q1) growing backlog to $1.5 billion. Against a backdrop of persisting global supply constraints, inflation, and foreign exchange headwinds, we have demonstrated proactive pricing discipline to recover costs, achieving the midpoint of our adjusted diluted EPS guidance of $1.15.

We achieved multiple milestones on our operating efficiency initiatives which enabled our Ooltewah facility closure which we expect to yield $8 million of annual cost savings beginning in the second half of fiscal 2023. We also announced the opening of our new expanded Richmond distribution center which will increase efficiencies, lower lead times and better serve our customers.

We continue to innovate and deliver enhanced technology in our product portfolio that will set us apart from our competitors, both in the near- and long-term. Demand for our NexSys® maintenance-free solutions resulted in a record percentage of revenue mix for our Motive Power business. Our TouchSafe line powering product development is progressing and our California Public Utilities Commission (CPUC) backup power mandate solutions are expanding with large carriers. Our Fast Charge & Storage initiative saw additional momentum in the quarter, both on software development and customer specification design. In addition, while our products and services are critical to the low carbon transition, as important is reducing our own carbon footprint, and so we recently announced our commitment to achieving Scope 1 and Scope 2 carbon neutrality by 2050.

Looking ahead, the diversity of our end markets, ability to recoup inflation through price, record backlog, and broadened product portfolio collectively position us for long-term revenue and earnings growth. Global megatrends such as 5G, rural broadband expansion through the Rural Digital Opportunity Fund (RDOF), data center growth, material handling electrification and automation, grid stabilization and electric vehicle charging continue to have long tailwinds which we believe will fuel our future growth. We expect current macro headwinds to continue and are monitoring the near-term economic environment closely. We remain laser focused on what we can control, with our priorities set on pricing, navigating supply disruptions, and improving manufacturing cost performance. Despite the unprecedented geopolitical events and inflationary pressures we have been facing, I remain more confident than ever we will emerge well positioned to deliver exceptional value for our customers and our shareholders.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Summary of Results

First Quarter 2023

Net sales for the first quarter of fiscal 2023 were $899.0 million, an increase of 10.3% from the prior year first quarter net sales of $814.9 million and decreased sequentially 0.9% sequentially from the fourth quarter of fiscal 2022 net sales of $907.0 million. The increase compared to prior year quarter was the result of an 8% increase in pricing and a 7% increase in organic volume, partially offset by a 5% decrease in foreign currency translation impact. The sequential decrease was due to a 2% decrease in foreign currency translation impact and a 1% decrease in organic volume, partially offset by a 2% increase in pricing.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2023 was $31.0 million, or $0.75 per diluted share, which included an unfavorable highlighted net of tax impact of $16.5 million, or $0.40 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the first quarter of fiscal 2022 was $43.9 million, or $1.01 per diluted share, which included an unfavorable highlighted net of tax impact of $10.5 million, or $0.24 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the first quarter of fiscal 2023, on a non-GAAP basis, were $1.15, compared to the guidance of $1.10 to $1.20 per diluted share for the first quarter given by the Company on May 25, 2022. These earnings compare to the prior year first quarter adjusted Net earnings of $1.25 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended July 3, 2022 and July 4, 2021.

Second Quarter 2023 Outlook

We expect to continue to operate in a dynamic macro environment and anticipate FX headwinds and European utility inflation will persist for some time. While our order patterns are still very strong, we believe we will weather and potentially benefit from a slowdown due to large portions of our business that are cycle-independent as well as our significant cash flow generation during past cycles. For the second quarter of fiscal 2023, we expect adjusted diluted earnings per share in the range of $1.05 to $1.15, reflecting the seasonally slower quarter, and after absorbing ~($0.08) per share from FX and ($0.04) per share of realized costs that were incurred in Q1’23 due to a significant supply chain disruption. We expect our gross margin to be in the range of 21% - 23%. For the full year of fiscal 2023 we expect capital expenditure to be approximately $100 million.

Conference Call and Webcast Details

The Company will host a conference call to discuss its first quarter 2023 financial results at 9:00 AM (EST) Thursday, August 11, 2022. A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investor.enersys.com.

Please note that there is a new system to access the live call-in. To join the live call, please register through the events section of our Investor Relations webpage at https://investor.enersys.com/events/event-details/q1-2023-enersys-earnings-conference-call. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2022. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Melissa Maycott
Public Relations Manager
Harris, Baio & McCullough
215-440-9800
E-mail: melissa@hbmadv.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	July 3, 2022	July 4, 2021
Net sales	$899.0	$814.9
Gross profit	185.5	193.2
Operating expenses	127.1	124.5
Restructuring and other exit charges	8.3	7.8
Operating earnings	50.1	60.9
Earnings before income taxes	36.8	52.3
Income tax expense	5.8	8.4
Net earnings attributable to EnerSys stockholders	$31.0	$43.9

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.76	$1.03
Diluted	$0.75	$1.01
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,786,336	42,700,329
Diluted	41,352,646	43,537,344

ENERSYS
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	July 3, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$383,243	$402,488
Accounts receivable, net of allowance for doubtful accounts: July 3, 2022 - $11,229; March 31, 2022 - $12,219	697,116	719,434
Inventories, net	777,660	715,712
Prepaid and other current assets	154,175	155,559
Total current assets	2,012,194	1,993,193
Property, plant, and equipment, net	489,294	503,264
Goodwill	682,113	700,640
Other intangible assets, net	385,449	396,202
Deferred taxes	54,108	60,479
Other assets	98,753	82,868
Total assets	$3,721,911	$3,736,646
Liabilities and Equity
Current liabilities:
Short-term debt	$45,628	$55,084
Accounts payable	343,340	393,096
Accrued expenses	266,463	289,950
Total current liabilities	655,431	738,130
Long-term debt, net of unamortized debt issuance costs	1,376,694	1,243,002
Deferred taxes	77,528	78,228
Other liabilities	173,488	184,011
Total liabilities	2,283,141	2,243,371
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at July 3, 2022 and at March 31, 2022	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,770,404 shares issued and 40,652,871 shares outstanding at July 3, 2022; 55,748,924 shares issued and 40,986,658 shares outstanding at March 31, 2022	558	557
Additional paid-in capital	576,294	571,464
Treasury stock at cost, 15,117,533 shares held as of July 3, 2022 and 14,762,266 shares held as of March 31, 2022	(741,786)	(719,119)
Retained earnings	1,807,282	1,783,586
Contra equity - indemnification receivable	(3,620)	(3,620)
Accumulated other comprehensive loss	(203,650)	(143,495)
Total EnerSys stockholders’ equity	1,435,078	1,489,373
Nonredeemable noncontrolling interests	3,692	3,902
Total equity	1,438,770	1,493,275
Total liabilities and equity	$3,721,911	$3,736,646

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Quarter ended
	July 3, 2022	July 4, 2021
Cash flows from operating activities
Net earnings	$30,978	$43,929
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23,624	24,433
Write-off of assets relating to exit activities	7,445	2,141
Derivatives not designated in hedging relationships:
Net (losses) gains	(216)	6
Cash (settlements) proceeds	(600)	(14)
Provision for doubtful accounts	(173)	1,039
Deferred income taxes	20	145
Non-cash interest expense	487	518
Stock-based compensation	5,330	3,659
(Gain) loss on disposal of property, plant, and equipment	(40)	4
Changes in assets and liabilities:
Accounts receivable	5,538	24,834
Inventories	(81,454)	(46,307)
Prepaid and other current assets	(5,465)	(15,595)
Other assets	(886)	344
Accounts payable	(33,073)	(36,746)
Accrued expenses	(24,973)	(50,314)
Other liabilities	1,567	(219)
Net cash used in operating activities	(71,891)	(48,143)

Cash flows from investing activities
Capital expenditures	(23,014)	(16,435)
Proceeds from disposal of facility	—	3,268
Proceeds from disposal of property, plant, and equipment	139	49
Net cash used in investing activities	(22,875)	(13,118)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(8,022)	5,512
Proceeds from Second Amended Revolver borrowings	163,200	65,700
Repayments of Second Amended Revolver borrowings	(27,200)	(5,700)
Repayments of Second Amended Term Loan	—	(11,447)
Option proceeds, net	—	386
Payment of taxes related to net share settlement of equity awards	(633)	(4,803)
Purchase of treasury stock	(22,907)	(31,512)
Dividends paid to stockholders	(7,108)	(7,435)
Other	207	214
Net cash provided by financing activities	97,537	10,915
Effect of exchange rate changes on cash and cash equivalents	(22,016)	4,771
Net decrease in cash and cash equivalents	(19,245)	(45,575)
Cash and cash equivalents at beginning of period	402,488	451,808
Cash and cash equivalents at end of period	$383,243	$406,233

Reconciliation of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings” and “adjusted EBITDA” as applicable, in their analysis of the Company's performance. Adjusted Net earnings and adjusted operating earnings measure, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments.

Business Segment Operating Results

	Quarter ended
	($ millions)
	July 3, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$408.6	$367.9	$122.5	$899.0

Operating Earnings	$7.5	$34.1	$8.5	$50.1
Restructuring and other exit charges	0.2	8.1	—	8.3
Amortization of identified intangible assets from recent acquisitions	6.0	—	0.4	6.4
Adjusted Operating Earnings	$13.7	$42.2	$8.9	$64.8

	Quarter ended
	($ millions)
	July 4, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$371.2	$336.1	$107.6	$814.9

Operating Earnings	$6.6	$42.1	$12.2	$60.9
Restructuring and other exit charges	0.5	8.5	(1.2)	7.8
Amortization of identified intangible assets from recent acquisitions	6.0	—	0.4	6.4
Adjusted Operating Earnings	$13.1	$50.6	$11.4	$75.1

Increase (Decrease) % from prior year quarter	Energy Systems	Motive Power	Specialty	Total
Net Sales	10.1%	9.4%	13.9%	10.3%
Operating Earnings	13.5	(19.0)	(30.3)	(17.7)
Adjusted Operating Earnings	4.5	(16.5)	(21.8)	(13.7)

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended
	July 3, 2022	July 4, 2021
Net Earnings	$31.0	$43.9
Depreciation	15.5	16.0
Amortization	8.1	8.4
Interest	11.6	9.1
Income Taxes	5.8	8.4
EBITDA	72.0	85.8
Non-GAAP adjustments	13.5	7.8
Adjusted EBITDA	$85.5	$93.6

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	July 3, 2022	July 4, 2021
Restructuring and other exit charges	$8.3	$7.8
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	5.2	—
Non-GAAP adjustments	$13.5	$7.8

Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	July 3, 2022		July 4, 2021
Net Earnings reconciliation
As reported Net Earnings	$31.0		$43.9
Non-GAAP adjustments:
Restructuring and other exit charges	8.3	(1)	7.8	(1)
Amortization of identified intangible assets from recent acquisitions	6.4	(2)	6.4	(2)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	5.2		—
Income tax effect of above non-GAAP adjustments	(3.4)		(3.7)
Non-GAAP adjusted Net Earnings	$47.5		$54.4

Outstanding shares used in per share calculations
Basic	40,786,336		42,700,329
Diluted	41,352,646		43,537,344
Non-GAAP adjusted Net Earnings per share:
Basic	$1.16		$1.28
Diluted	$1.15		$1.25

Reported Net Earnings (Loss) per share:
Basic	$0.76		$1.03
Diluted	$0.75		$1.01
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	July 3, 2022	July 4, 2021
	Pre-tax	Pre-tax
(1) Restructuring and other exit charges - Energy Systems	0.2	0.5
(1) Restructuring and other exit charges - Motive Power	8.1	8.5
(1) Restructuring and other exit charges - Specialty	—	(1.2)
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	6.0	6.0
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.4	0.4
Total Non-GAAP adjustments	$14.7	$14.2